Exhibit 99.2

LIAONING YIXING SILK COMPANY LIMITED

FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

LIAONING YIXING SILK COMPANY LIMITED

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Liaoning Yixing Silk Company Limited

We have audited the accompanying consolidated balance sheets of Liaoning Yixing Silk Company Limited (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2016. The Company’s management is responsible for these financial statements and schedules. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liaoning Yixing Silk Company Limited as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $1,112,303 and $1,253,982 as of December 31, 2016 and December 31, 2015, respectively. The Company had negative cashflows from its operations, amounting $203,644 and $428,620 for the years ended December 31, 2016 and 2015, respectively. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KSP Group, Inc

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, CA

May 31, 2017

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Liaoning Yixing Silk Company Limited
Balance Sheets

	December 31,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$224,999	$120,936
Accounts receivable, net	359,348	533,367
Inventory, net	4,401,067	3,901,580
Prepayments and other current assets	802,298	717,143

Total Current Assets	5,787,712	5,273,026

PROPERTY AND EQUIPMENT, NET	511,269	591,011

OTHER ASSETS
Deposits	2,160	2,311
Land use rights, net	105,936	116,234

TOTAL ASSETS	$6,407,077	$5,982,582

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$19,230	$172,415
Advance from customers	150,297	20,724
Taxes payable	1,224,253	928,403
Other payables - related parties	958,228	683,930
Short term loans	2,088,347	2,234,133

Total Current Liabilities	4,440,355	4,039,605

STOCKHOLDERS' EQUITY
Paid-in capital	3,109,011	3,109,011
PRC statutory reserve	82,484	66,742
Other accumulated comprehensive income	(112,470)	21,206
Accumulated deficit	(1,112,303)	(1,253,982)

Total Stockholders' Equity	1,966,722	1,942,977

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,407,077	$5,982,582

See accompanying notes to financial statements

4

Liaoning Yixing Silk Company Limited
Statements of Operations and Comprehensive Income

	For The Year Ended
	December 31,
	2016	2015

REVENUES	$12,423,955	$11,315,848

COST OF SALES	11,313,927	9,760,610

GROSS PROFIT	1,110,028	1,555,238

OPERATING EXPENSES
General & administrative	394,500	326,719
Research & development	232,204	607,869
Selling expense	168,629	347,605

TOTAL OPERATING EXPENSES	795,333	1,282,193

INCOME FROM OPERATIONS	314,695	273,045

OTHER INCOME (EXPENSE)
Interest income	327	270
Grant income	136,830	17,060
Interest expense	(241,957)	(268,468)

TOTAL OTHER EXPENSE	(104,800)	(251,138)

INCOME BEFORE INCOME TAXES	209,895	21,907

PROVISION FOR INCOME TAXES	(52,474)	(5,477)

NET INCOME	$157,421	$16,430

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(133,676)	(93,039)

COMPREHENSIVE INCOME/(LOSS)	$23,745	$(76,609)

See accompanying notes to financial statements

5

Liaoning Yixing Silk Company Limited
Statement of Stockholders' Equity
For the Years Ended December 31, 2016 and 2015

			Other
			Accumulated	PRC
	Paid-in	Retained	Comprehensive	Statutory
	Capital	Earnings	Income	Reserve	Total

Balance at January 1, 2015	$3,109,011	$(1,268,769)	$114,245	$65,099	$2,019,586

Contribution by shareholder					—

Reclassification of statutory reserve		(1,643)		1,643	—

Foreign currency translation			(93,039)		(93,039)

Net income for the year ended December 31, 2015		16,430			16,430

Balance at December 31, 2015	$3,109,011	$(1,253,982)	$21,206	$66,742	$1,942,977

Reclassification of statutory reserve		(15,742)		15,742	—

Foreign currency translation			(133,676)		(133,676)

Net income/(loss) for the year ended December 31, 2016		157,421			157,421

Balance at December 31, 2016	$3,109,011	$(1,112,303)	$(112,470)	$82,484	$1,966,722

See accompanying notes to financial statements

6

Liaoning Yixing Silk Company Limited
Statements of Cash Flows

	For The Year Ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$157,421	$16,430
Adjustments to reconcile net income to net cash used in operating activities:
Bad debt expense
Depreciation and amortization expense	58,700	111,146
Change in operating assets and liabilities:
(Increase) decrease in accounts receivables	145,586	(386,026)
(Increase) decrease in prepayments and other receivables	(137,990)	(488,159)
(Increase) decrease in inventories	(788,593)	(93,737)
Increase (decrease) in taxes payable	372,746	237,970
Increase (decrease) in accounts payable and accrued expenses	(11,514)	173,756

Net Cash Used in Operating Activities	(203,644)	(428,620)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	—	(1,594)
Purchases of property and equipment	(12,802)	(10,852)

Net Cash Used in Investing Activities	(12,802)	(12,446)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to related party	(69,283)	(787,253)
Cash paid on short term loans	—	(63,775)
Proceeds from related parties	402,807	1,303,777

Net Cash Provided by Financing Activities	333,524	452,749

Effect of exchange rate changes on cash	(13,015)	(5,656)

NET INCREASE IN CASH AND CASH EQUIVALENTS	104,063	6,027

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	120,936	114,909

CASH AND CASH EQUIVALENTS, END OF PERIOD	$224,999	$120,936

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$241,957	$259,445
Cash paid for income taxes	$143	$2,202

See accompanying notes to financial statements

7

LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

NOTE 1 - NATURE OF OPERATIONS

Liaoning Yixing Silk Company Limited (the “Company”), was established on November 25, 2010 in Xifeng City, Liaoning Province, in the Peoples Republic of China as a limited liability company. Effective on that same day, the Company acquired all the assets and operations of Xifeng County Yixing Silk Factory (“Xifeng”). The Company’s registered capital is RMB20 million, approximately $3.1 million U.S.

The Company is engaged in the manufacturing and retail sale of raw wild silk and silk related products, such as bedding, comforters, clothing, and silk thread products. The Company also manufactures raw silk batting that is sold to other manufacturers for inclusion in their varied products. Liaoning Yixing Silk Company’s manufacturing facilities and showroom are located in Xifeng city, in the Liaoning Province of northern Peoples Republic of China. The Company also has retail locations in Shenyang city, Liaoning Province, and in the Nantong textiles district, in Nantong city, Jiangsu Province, China, a popular hub for textiles commerce in the Shanghai area of China.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A) BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

B) USE OF ESTIMATES

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

C) CONCENTRATIONS OF RISKS

Concentration of Credit Risk

 Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of December 31, 2016 and 2015, with respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally is required to make advances to suppliers.

 The Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments of China and by the general state of the Chinese economy. The Company’s operations in the foreign country are subject to specific considerations and significant risks not typically associated with companies in economically developed nations. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Also, due to the current economic conditions in China and challenges being faced by the Chinese economy, the Company may face a risk of reduction in future revenue growth and non collection of receivables from the customers in China.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

D) FOREIGN CURENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollar. The Company uses the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of operations accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive income amounted to ($112,470) and $21,206 as of December 31, 2016 and 2015, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

E) CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained with major financial institutions in China. Deposits held with these banks are not covered by a government insurance system, therefore all deposits are at risk. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents.

F) ACCOUNTS RECEIVABLE

The Company regularly assesses the collectability of its accounts receivable, and considers receivables with aging exceeding 120 days to be potentially uncollectible. Management will analyze the need for an allowance for doubtful accounts at that time. An allowance for bad debt was established for the year ended December 31, 2014 in the amount of $30,071, (RMB 185,420). No additional allowance was reserved for the year ended December 31, 2016. The allowance for doubtful accounts balances at December 31, 2016 and 2015 were $26,705 and $28,569, respectively.

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgement is required in assessing the amount of the allowance. The Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgements about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial positions of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required. For those amounts identified as doubtful after assessment, the Company makes specific provision for these doubtful amounts. Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from 30 to 90 days in the normal course of business. The Company does not accrue interest on trade receivables.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

G) INVENTORIES

Inventories are stated at the lower of cost or market, computed on a weighted average cost basis. If required, the Company provides inventory allowances based on excess and obsolete inventories. During the years ended December 31, 2016 and 2015, the Company wrote off inventory amounts of $0 and $189,029, due to the recorded cost being higher than market value.

H) PROPERTY AND EQUIPMENT

Property, plant and equipment are stated at costless accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 7 years for furniture, fixtures, machinery and equipment, 15 to 20 years for buildings and improvements. Leasehold improvements are amortized over the lesser of the term of the lease or the economic life of the asset. Routine repairs and maintenance are expensed when incurred.

I) INCOME TAXES

The Company applies ASC 740 which requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

ASC 740 requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

J) REVENUE RECOGNITION

Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, the Company has no other significant obligations and collectability is reasonably assured. Payments received before all the relevant criteria for revenue recognition are recorded as advance from customers. Revenue represents the invoiced value of goods, net of value-added tax (VAT). All of the Company’s products sold in the PRC are subject to a Chinese value-added tax at a rate of 3% to 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

K) BUSINESS COMBINATIONS

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805 "Business Combinations." ASC 805 requires the use of the purchase method of accounting for any business combinations initiated after June 30, 2002, and further clarifies the criteria to recognize intangible assets separately from goodwill.

With the acquisition of Xifeng County YixingSilk Factory (Xifeng), the Company acquired seven (7) intellectual patents registered with the State Intellectual Property Office of the People's Republic of China. These include 3 design patents, 3 invention patents, and 1 utility model patent. There was no book value for these intellectual patents.

L) FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted ASC 820, “Fair Value Measurements” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

☐	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

☐	Level 3 inputs to the valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of short term loans approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2016 and 2015.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

M) RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02 "Leases" to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the consolidated balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 creates a new ASC 842 "Leases" to replace the previous ASC 840 "Leases." ASU 2016-02  affects both lessees and lessors, although for the latter the provisions are similar to the previous model, but updated to align with certain changes to the lessee model and also the new revenue recognition provisions contained in ASU 2014-09. The new guidance is effective for the Company for the year ending March 31, 2020 and interim reporting periods during the year ending March 31, 2020. Early adoption is permitted. The Company is evaluating the effects, if any, of the adoption of this revised guidance on the Company's financial position, results of operations or cash flows.

Recent Accounting Standards Update (“ASU”) through ASU no. 2017-07 contains technical corrections to existing guidance or effects guidance to specialized industries. These recent updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

N) IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted FASB ASC 360 “Accounting for the Impairment or Disposal of Long-Lived Assets," which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As of December 31, 2016 and 2015, no impairment of long lived assets was deemed necessary by management.

O) LAND USE RIGHTS

The Company has capitalized the cost of using the land on which their offices and facilities reside. In the Peoples Republic of China, the entities are not allowed to purchase and own the land, but must receive permission from the government and pay the requested fees for the land use right. These fees have been capitalized under “Land Use Rights”. The terms of the agreement are for 50 years, and the costs are being amortized over this period with an annual amortization of approximately $3000.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has an accumulated deficit of $1,112,303 and $1,253,982 as of December 31, 2016 and December 31, 2015, respectively. There was net cash used in operating activities of $203,644 and $428,620 for the year ended December 31, 2016 and 2015, respectively. As the Company has limited cash flow from operations, its ability to maintain normal operations is dependent upon obtaining adequate cash to finance its manufacturing processes. The Company’s ability to meet its cash requirements for the next twelve months largely depends on the related-party loans from our major shareholder and CEO, and the continued renewal of our short-term bank loans. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company is in the process of obtaining informal assurance from our current lender that our short term loans will continue to be renewed and further opening dialog with the lender to convert the short term loans to long term loans. Additionally, the Company is in the process of completing a merger with a U.S. public company, through which secondary financing may be secured, alleviating the Company’s reliance on related-party advances, and assisting with continued growth in the silk market. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

NOTE 4 - INVENTORIES

Inventories consist of the following at December 31, 2016 and 2015:

	2016	2015
Raw materials	$1,985,967	$2,956,390
Finished goods	2,415,100	1,134,219
Cost to market adjustment	—	(189,029)
Total Inventories (net)	$4,401,067	$3,901,580

NOTE 5 – PREPAYMENTS AND OTHER CURRENT ASSETS

As of the December 31, 2016 and 2015, the prepayments and other current assets were $802,298 and $717,143, respectively. They consist of primarily prepayments to vendors for the raw materials.

NOTE 6 – PROPERTY AND EQUIPMENT AND LAND USE RIGHTS, NET

Depreciation expense was $55,863 and $34,179 during the years ended December 31, 2016 and 2015, respectively. The majority of the depreciation expense was included as a component of cost of goods sold for the years ended December 31, 2016 and 2015.

Property and equipment consist of the following:

	2016	2015
Manufacturing equipment	$1,207,610	$1,278,816
Buildings and improvements	824,505	882,064
TOTAL	2,032,115	2,160,880
Accumulated depreciation	(1,520,846)	(1,569,869)
Property and equipment, net	$511,269	$591,011

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

Amortization expenses of land use rights for the years ended December 31, 2016 and 2015 are $2,837 and $1,655, respectively. Land use rights consist of the following:

	2016	2015
Land use rights	$135,670	$145,142
Accumulated amortization	(29,734)	(28,908)
Total land use rights	$105,936	$116,234

Estimated amortization expenses of land use rights for the next five annual periods ended December 31, are as follows:

Year Ended	Expense
December 31, 2017	$2,837
December 31, 2018	$2,837
December 31, 2019	$2,837
December 31, 2020	$2,837
December 31, 2021	$2,837

NOTE 7 – SHORT TERM LOANS

Short term loans consist of the following:

	2016	2015

A 2-year term Bank Note from a Chinese Bank in the amount of 4.5 million RMB, note bears interest at 11.16%, interest is due quarterly, with principal due on March 30, 2017. The note is secured by fixed assets.	$648,107	$693,351

A 2-year term Bank Note from a Chinese Bank in the amount of 5 million RMB, note bears interest at 11.16%, interest is due quarterly, with principal due on March 30, 2017. The note is secured by fixed assets.	720,120	770,391

A 2-year term Bank Note from a Chinese Bank in the amount of 5 million RMB, note bears interest at 11.16%, interest is due quarterly, with principal due on March 30, 2017. The note is secured by fixed assets.	720,120	770,391

Total	$2,088,347	$2,234,133

For the years ended December 31, 2016 and 2015, interest expenses amounted to $241,957 and $268,468, respectively.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

At December 31, 2016 and 2015, accrued interest on the outstanding short term loans was $0 and $0, respectively.

Apart from the collateral of Company’s fixed assets, there were no other loan covenants required by the loans disclosed above.

NOTE 8 – TAXES PAYABLE

Taxes payable consisted of the following:

	Dec. 31, 2016	Dec. 31, 2015
VAT provision	$1,055,129	$798,310
Income tax payable	166,261	110,265
Other levies	2,863	19,828
Total	$1,224,253	$928,403

NOTE 9 - INCOME TAXES

ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

	2016	2015
Deferred tax assets:
NOL carryover	$257,400	$296,800
Valuation allowance	(257,400)	(296,800)
Net deferred tax asset	$—	$—

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

The income tax provision differs from the amount of income tax determined by applying the PRC federal income tax rates of 25% to pretax income from continuing operations for the years ended December 31, 2016 and 2015.

The components of income tax expense are as follows:

	2016	2015
Tax at statutory rate	$52,474	$5,477
US GAAP adjustments	—	—
Valuation allowance	—	—
Income tax expense	$52,474	$5,477

The Company has adopted FASB ASC 740-10 to account for income taxes. The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses have been presented in these U.S. GAAP financial statements, but because of the acquisition in 2010, the Company will not be able to use the loss carry-forward, therefore, an evaluation allowance has been made to the extent of any tax benefit that net operating losses could have generated.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes. As of December 31, 2016 and 2015, the Company had no accrued interest or penalties related to uncertain tax positions.

The tax years that remain subject to examination by major taxing jurisdictions are for the years ended December 31, 2016, 2015 and 2014.

NOTE 10 – STOCKHOLDERS’ EQUITY

The Company was organized in the Peoples Republic of China on November 25, 2010, with a registered capital of RMB20,000,000, approximately $3,053,168 U.S. As of December 31, 2016 and 2015, total paid-in capital were $3,109,011 and $3,109,011, respectively.

NOTE 11 – STATUTORY RESERVES

The laws and regulations of the People’s Republic of China require that before a enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provision for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, to the statutory reserves. The statutory reserves include the surplus reserve funds and the enterprise fund and these statutory reserves represent restricted retained earnings.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. For the years ended December 31, 2016 and 2015, the Company contributed contributions of $0 and $0 to these reserves, respectively.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

NOTE 12 - COMMITMENTS AND CONTINGENCIES

In February 2012, the Company committed to an operating lease for showroom space to commence February 1, 2012. The lease expires in January 2016, but was re-negotiated for an additional year to expire January 10, 2017. Rent is paid annually at the commencement of the lease agreement. The annual lease obligation was $28,617 and $27,104 for the year ended 2016 and 2015, respectively..

In September 2012, the Company committed to an operating lease for warehouse space to commence September 10, 2012. The lease agreement subsequently expired and there is no written agreement in effect at this time, but only a verbal agreement. Lease payments are due annually upon commencement of the lease term. Annual rental fee for this lease is $1,024.

Rent expense for the year ended December 31, 2016 and 2015 was $29,641 and $28,189 respectively.

Future minimum lease payments are as follows:

Year	Amount

2017	$31,629

NOTE 13 - RELATED PARTY TRANSACTIONS

The president of the Company, who is also the sole shareholder of the Company, and his family members, have advanced various funds to the Company since it’s inception, and/or paid for various business properties or expenses from his personal finances. As of December 31, 2016 and 2015, the outstanding advances from related parties were $958,228 and $683,930, respectively. Advances from related parties in 2016 and 2015 were $402,807 and $1,303,777, respectively. Payments back to related parties during 2016 and 2015 were $69,283 and $787,253, respectively.

NOTE 14 - CONCENTRATION OF SUPPLIERS AND CUSTOMERS

During the year ended December 31, 2016 and 2015, the Company had one major supplier, through which the Company purchased 80% and 84% of its inventory, respectively. Although the Company believes comparable products could be purchased from other vendors, the loss of this vendor could have a temporary severe impact on the Company’s operations.

Also during the year ended December 31, 2016 and 2015, the Company had three and one major customer(s), through which the Company sold 22%, 19%, and 19% and 14% of its total products, respectively.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

NOTE 15 – MATERIAL AGREEMENTS

On December 5, 2016, the Company and it’s shareholder executed several agreements with Spirited Trading Xifeng, Ltd., (Xifeng) a PRC Company, wherein the Company and it’s shareholder assigned various rights, authorities and management powers to Xifeng and thus became a Variable Interest Entity (VIE) of Xifeng. As of December 5, 2016, the Company as a VIE would be required to consolidate it’s financial information with Xifeng, however these financial statements are un-consolidated stand alone financial statements of the Company. The VIE Agreements are as follows:

Exclusive Business Cooperation Agreements

Pursuant to the terms of certain Exclusive Business Cooperation Agreements dated December 5, 2016, between the Company and Xifeng (the “Exclusive Business Cooperation Agreements”), the VIE Company agreed to entrust the operations and management of its business to Xifeng. According to the Exclusive Business Cooperation Agreements, Xifeng possesses the full and exclusive right to manage the VIE Company’s operations, assets and personnel, has the right to control all of the VIE Company' cash flows through an entrusted bank account, is entitled to the VIE Company’s net profits as a management fee, is obligated to pay all of the VIE Company’s payables and loan payments, and bears all losses of the VIE Company. The Exclusive Business Cooperation Agreements also states that Xifeng is the exclusive technology provider to the VIE Company. The Exclusive Business Cooperation Agreements will remain in effect until (i) the parties mutually agree to terminate the agreement; (ii) Xifeng gives a written notice of termination of the Agreements, or (iii) the expiration date of December 4, 2026.

Shareholder’s Voting Proxy Agreements

Pursuant to the terms of certain Shareholder’s Voting Proxy Agreements dated December 5, 2016, among Xifeng and the shareholders of the VIE Company (the “Shareholder’s Voting Proxy Agreements”), the shareholders of the VIE Company irrevocably appointed Xifeng as their proxy to exercise on such shareholders’ behalf all of their voting rights as shareholders pursuant to PRC law and the Articles of Association of the VIE Company, including the appointment and election of directors of the VIE Company. The Shareholder’s Voting Proxy Agreements will remain in effect until Xifeng requests a cancellation of the agreement.

Exclusive Option Agreements

Pursuant to the terms of certain Exclusive Option Agreements dated December 5, 2016, among Xifeng, the VIE Company, and the shareholders of the VIE Company (the “Exclusive Option Agreements”), the shareholders of the VIE Company granted Xifeng an irrevocable and exclusive purchase option (the “Option”) to acquire the VIE Company’ equity interests and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. The Option is exercisable at any time at Xifeng’s discretion so long as such exercise and subsequent acquisition of the VIE Company does not violate PRC law. The consideration for the exercise of the Option is to be the lowest price allowed by PRC law. Xifeng may transfer all rights and obligations under the Exclusive Option Agreements to any third parties without the approval of the shareholders of the VIE Company so long as a written notice is provided. The Exclusive Option Agreements may be terminated by mutual agreements or by 30 day written notice by Xifeng.

Equity Pledge Agreements

Pursuant to the terms of certain Equity Pledge Agreements dated December 5, 2016, among Xifeng, the VIE Company, and the shareholders of the VIE Company (the “Pledge Agreements”), the shareholders of the VIE Company pledged all of their equity interests in the VIE Company to Xifeng, to guarantee all of Xifeng's rights and benefits under the Exclusive Business Cooperation Agreements, the Shareholder’ Voting Proxy Agreements and the Exclusive Option Agreements. Prior to termination of the Pledge Agreements, the pledged equity interests cannot be transferred without Xifeng's prior written consent. The Pledge Agreements may be terminated only upon the written agreement of the parties or by 30 day written notice by Xifeng.

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LIAONING YIXING SILK COMPANY LIMITED

Notes to Financial Statements

December 31, 2016 and 2015

NOTE 16 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no such events that would have a material impact on the financial statements.

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